Exhibit 2.02

ESCROW AGREEMENT

AMONG

MCKINLEY GREENFIELD CAPITAL, INC.

AND

MYTOP INTERNATIONAL INC.

AND

THE CAPITAL TRUST COMPANY OF DELAWARE

Dated as of March 9, 2004

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is made as of March 9, 2004 by and among McKinley Greenfield Capital, Inc. (“McKinley”), a Nevada corporation, MyTop International Inc., a Virginia corporation (the “Buyer”) and The Capital Trust Company of Delaware (the “Escrow Agent”).

WHEREAS, Raymond R. Cottrell, MGCC Investment Strategies Inc., McKinley and the Buyer entered into a Stock Purchase and Subscription Agreement dated as of March 4, 2004 (the “Stock Purchase Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement, the Escrow Amount (as defined in the Stock Purchase Agreement) is to be held in escrow in order to secure the performance of the obligations by McKinley pursuant to Section 2.3(b) of the Stock Purchase Agreement for the period and upon the terms and conditions specified in this Agreement; and

WHEREAS, the parties desire that The Capital Trust Company of Delaware serve as the Escrow Agent hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       Defined Terms and Incorporation by Reference.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

2.                                       Appointment of Escrow Agent.  McKinley and the Buyer hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

3.                                       Deposit of Escrowed Amount.  On the Closing Date and in accordance with Section 2.3(a)(2) of the Stock Purchase Agreement, the Buyer shall deposit the Escrow Amount (the “Deposit”) with the Escrow Agent, and promptly upon receipt thereof, the Escrow Agent shall provide each of the Buyer and McKinley with a written acknowledgement of receipt of the Deposit.  The Deposit shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement.

4.                                       Investment of Deposit.  During the term of this Agreement, the Deposit shall be held by the Escrow Agent and, subject to the terms and conditions hereof, the Escrow Agent shall invest and reinvest the Deposit and the proceeds thereof as directed on Schedule 1.

5.                                       Release of Deposit.

(a).                               Upon receipt by the Buyer of written confirmation from the National Association of Securities Dealers that the securities of the Company may be quoted on the OTCBB, the Buyer shall promptly notify McKinley in writing of such fact, and McKinley shall deliver a written notice in the form attached hereto as Exhibit A to the Escrow Agent, with a copy to the Buyer, instructing the Escrow Agent to release the Deposit, together with all proceeds thereon, to McKinley.  The Deposit (and all proceeds thereon) shall be paid to McKinley on the 5th (fifth) Business Day after delivery of such notice to the Buyer and the Escrow Agent, unless the Buyer notifies the Escrow Agent in writing no later than the 3rd (third) Business Day following delivery of such notice to the Buyer and the Escrow Agent (the “Buyer Objection”), with a copy to McKinley, that McKinley is not entitled to payment of the Deposit (and all proceeds thereon), setting forth in reasonable detail the reason(s) for such objection.

(b).                              If the Buyer has not received written confirmation from the National Association of Securities Dealers during the Escrow Period (as such term is defined below), the Buyer shall deliver a written notice in the form attached hereto as Exhibit B to the Escrow Agent, with a copy to McKinley, instructing the Escrow Agent to release the Deposit, together with all proceeds thereon, to the Buyer. The “Escrow Period” shall mean the period commencing on March 4, 2004 and terminating on the date falling one hundred and eighty (180) days thereafter or on such other date as may be agreed to in writing by McKinley and the Buyer. The Deposit (and all proceeds thereon) shall be paid to the Buyer on the 5th (fifth) Business Day after delivery of such notice to McKinley and the Escrow Agent, unless McKinley notifies the Escrow Agent in writing no later than the 3rd (third) Business Day following delivery of such notice to the McKinley and the Escrow Agent (the “McKinley Objection”), with a copy to the Buyer, that the Buyer is not entitled to payment of the Deposit (and all proceeds thereon), setting forth in reasonable detail the reason(s) for such objection.

(c).                               For the purpose of Section 5(a) and (b) of this Agreement, the Escrow Agent shall be entitled to act upon receipt of the Buyer Objection or McKinley Objection, as the case may be, and shall have no obligation to ascertain whether McKinley or the Buyer received a copy of such objection.  Furthermore, the Escrow Agent shall have no obligation to pass on the reasonableness of such objection.

6.                                       Termination of Escrow Agreement.  Upon delivery of the Deposit and all proceeds thereof to the Buyer or McKinley, as the case may be, in accordance with the provisions hereof, this Escrow Agreement shall terminate, subject to the provisions of Section 8 below.

7.                                       Escrow Fees.  As compensation for its services as escrow agent hereunder, the Escrow Agent shall be entitled to receive a fee of $2,000 (Two Thousand Dollars) from the Buyer upon receipt by Buyer of the written acknowledgement of receipt of the deposit referred to in Section 3 hereof.

8.                                       Duties of Escrow Agent.

(a).                               The Escrow Agent shall hold, safeguard and dispose of the Deposit only in accordance with the terms hereof. The Escrow Agent shall not make any payment or disbursement from or out of the Deposit which is not expressly authorized by this Escrow Agreement.

(b).                              The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  The Escrow Agent may rely upon, and shall not be liable for acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s negligence or willful misconduct was the primary cause of any loss to the Buyer or McKinley. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c).                               McKinley and the Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys’ fees but excluding special, indirect or consequential loss or damage of any kind) (collectively, the “Losses”) it may sustain by reasons of its service as the Escrow Agent hereunder, except to the extent that such Losses are due to the negligence or willful misconduct of the Escrow Agent.

9.                                       Resignation of Escrow Agent.

(a).                               The term of this Escrow Agreement shall begin on the date hereof and continue as long as the Escrow Agent holds the Deposit hereunder.  The Escrow Agent may resign by written notice to the Buyer and McKinley, which notice shall designate the effective date of such resignation and which shall be given at least ten (10) days prior to the effective date of such resignation.  In addition, the Buyer and McKinley may jointly remove the Escrow Agent as escrow agent at any time with or without cause by notice in writing to the Escrow Agent, which notice shall designate the effective date of such removal.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated shall be the Escrow Agent under this Escrow Agreement without further act.

10.                                 Disputes.

(a).                               In the event either McKinley or the Buyer disputes the payment of the Deposit pursuant to Section 5(a) or (b), the dispute shall be settled by arbitration conducted by one arbitrator.  The Escrow Agent shall not be a party to such arbitration but shall be bound by the decision of the arbitrator.  Within fifteen (15) days after the notice of objection to payment of the Deposit is given by one party to the other, the Buyer and McKinley shall select a mutually agreeable arbitrator; provided that if the parties cannot agree on the choice of the arbitrator within such 15 day period, then the arbitrator shall be appointed by the American Arbitration Association.  The parties shall endeavor to complete arbitration within 45 days after delivery of written notice demanding arbitration.  The decision of the arbitrator shall be binding and conclusive upon the parties.  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  Any such arbitration shall be held in the District of Colombia, in each case under the commercial rules then in effect of the American Arbitration Association.  The non-prevailing party to the arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation attorneys’ fees and costs, reasonably incurred by the other party to the arbitration.

(b).                              In the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Deposit until the Escrow Agent shall have received (i) in the case of a dispute subject to Section 10(a), the decision of the arbitrator, (ii) in all other cases, an order of a court of competent jurisdiction directing delivery of the Deposit that has not been appealed within the requisite time periods, or (iii) a written agreement executed by the Buyer and McKinley directing delivery of the Deposit, in which event the Escrow Agent shall disburse the Deposit in accordance with such decision, order or agreement.  The Escrow Agent shall act on such court order without further question.

11.                                 Notices.  All notices or other communications hereunder shall be in writing and shall be deemed to have been properly given if transmitted by registered or certified mail, return receipt requested, or by overnight courier of national reputation or by hand delivery.  All notices and communications shall be effective upon receipt.  Notices and communications shall be addressed as follows:

If to the Escrow Agent:

The Capital Trust Company of Delaware

Little Falls Center One – Suite 210

2711 Centerville Road

Wilmington, DE 19808

Att:  Escrow Administration

Fax:  (302) 636-8590

If to McKinley:

McKinley Greenfield Capital, Inc.

3172 N. Rainbow Blvd

Suite 409

Las Vegas, NV 89108

Fax:  (250) 764-2952

with a copy to:

John McMillan, Esq.

Flangas McMillan Law Group

3275 South Jones Street Suite 105

Las Vegas, NV 89146

Fax:  (702) 382-9452

If to Buyer:

MyTop International Inc.

7918 Jones Branch Drive, Suite 600

McLean, VA  22102

Fax:  (703) 918-4927

with a copy to:

Fulbright & Jaworski L.L.P.

801 Pennsylvania Avenue, N.W.

Washington, DC  20004-2623

Fax:  (202) 662-4643

Attention: Larry G. Franceski

12.                                 Entire Agreement.  This Escrow Agreement may not be modified or amended in any manner other than by written agreements executed by all of the parties to this Escrow Agreement.

13.                                 Assignment.  No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part.  This Escrow

Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

14.                                 Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.                                 Counterparts.  This Escrow Agreement may be executed simultaneously in three or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

MCKINLEY GREENFIELD CAPITAL, INC.

By:	/s/ Raymond R. Cottrell
Name:	Raymond R. Cottrell
Title:	President

MYTOP INTERNATIONAL INC.

By:	/s/ Rachel (Pin) Kang
Name:	Rachel (Pin) Kang
Title:	Rachel (Pin) Kang

THE CAPITAL TRUST COMPANY OF DELAWARE

By:	/s/ Alan Halpern
Name:	Alan Halpern
Title:	Vice President

Exhibit A

Form of Notice to Escrow Agent

(Section 5(a))

Capitalized terms not defined herein shall have the meanings assigned to such terms in the Escrow Agreement by and among McKinley Greenfield Capital, Inc. (“McKinley”), a Nevada corporation, MyTop International Inc., a Virginia corporation (the “Buyer”) and The Capital Trust Company of Delaware (the “Escrow Agent”) dated as of March 9, 2004.

The undersigned does hereby certify that:

1.                                       The Buyer has received written confirmation from the National Association of Securities Dealers that the securities of MGCC Investment Strategies Inc. may be quoted on the OTCBB; and

2.                                       McKinley has delivered a copy of this notice to Buyer.

Accordingly, McKinley hereby instructs the Escrow Agent to release the Deposit (together with all proceeds thereon) to McKinley.

IN WITNESS WHEREOF, the undersigned has set forth his hand this        day of           , 2004.

By:	MCKINLEY GREENFIELD CAPITAL, INC.
Name:
Title:

Exhibit B

Form of Notice to Escrow Agent

(Section 5(b))

Capitalized terms not defined herein shall have the meanings assigned to such terms in the Escrow Agreement by and among McKinley Greenfield Capital, Inc. (“McKinley”), a Nevada corporation, MyTop International Inc., a Virginia corporation (the “Buyer”) and The Capital Trust Company of Delaware (the “Escrow Agent”) dated as of March 9, 2004.

The undersigned does hereby certify that:

1.                                       It has not received written confirmation from the National Association of Securities Dealers that the securities of MGCC Investment Strategies Inc. may be quoted on the OTCBB during the Escrow Period;

2.                                       The Escrow Period has expired; and

3.                                       The Buyer has delivered a copy of this notice to McKinley.

Accordingly, the Buyer hereby instructs the Escrow Agent to release the Deposit (together with all proceeds thereon) to the Buyer.

IN WITNESS WHEREOF, the undersigned has set forth his hand this        day of           , 2004.

By:	MYTOP INTERNATIONAL INC.
Name:
Title:

Schedule 1

Effective Date:                                          The date upon receipt by the Escrow Agent of the Deposit from the Buyer

Escrow Deposit:                                 $35,000 (Thirty Five Thousand Dollars)

Investment:   [specify]

☒            A market mutual fund or any other mutual fund for which the Escrow Agent serves as shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those services provided to such funds by the Escrow Agent.

☐            Such other investments as the Buyer, McKinley and the Escrow Agent may from time to time mutually agree upon in a writing executed and delivered by the Buyer and McKinley and accepted by the Escrow Agent.